Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated September 27, 1999, with respect to the Combined Statement of Excess of Revenues Over Specific Operating Expenses of the Fiesta Village Manufactured Home Communities for the year ended December 31, 1998 which is included in Amendment No. 1 to the Current Report (Form 8-K) dated August 13, 1999.






                                                               ERNST & YOUNG LLP


Denver, Colorado
October 13, 1999